Exhibit 4.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

Laredo Petroleum, Inc.,

the Guarantors party hereto

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Goldman, Sachs & Co.

BMO Capital Markets Corp.

BB&T Capital Markets, a division of Scott & Stringfellow, LLC

Banco Bilbao Vizcaya Argentaria, S.A.

BOSC, Inc.

Capital One Southcoast, Inc.

Comerica Securities, Inc.

Howard Weil Incorporated

Lloyds Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

Tudor, Pickering, Holt & Co. Securities, Inc.

Dated as of April 27, 2012

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 27, 2012, by and among Laredo Petroleum, Inc., a Delaware corporation (the “Company”), Laredo Petroleum Holdings, Inc., Laredo Gas Services, LLC, Laredo Petroleum Texas, LLC and Laredo Petroleum—Dallas, Inc. (collectively, the “Guarantors”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman, Sachs & Co., BMO Capital Markets Corp., BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Banco Bilbao Vizcaya Argentaria, S.A., BOSC, Inc., Capital One Southcoast, Inc., Comerica Securities, Inc., Howard Weil Incorporated, Lloyds Securities Inc., Mitsubishi UFJ Securities (USA), Inc., Scotia Capital (USA) Inc., SG Americas Securities, LLC and Tudor, Pickering, Holt & Co. Securities, Inc. (collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 7 3/8% Senior Notes due 2022 (the “Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below).  The Notes and the related Guarantees are herein collectively referred to as the “Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated April 24, 2012 (the “Purchase Agreement”), by and among the Company, the Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of Initial Securities, including the Initial Purchasers.  In order to induce the Initial Purchasers to purchase the Securities, the Company has agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(h) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.                Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Guarantor:  Any subsidiary of the Company that executes a guarantee of the  Initial Securities or Exchange Securities under the Indenture after the date of this Agreement.

Additional Interest: As defined in Section 5 hereof.

Advice: As defined in Section 6(c) hereof.

Affiliate: As defined in Rule 144.

Blackout Period: As defined in Section 4(a) hereof.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date:  The date of this Agreement.

Commission:  The Securities and Exchange Commission.

Consummate:  A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were validly tendered (and not withdrawn) by Holders thereof pursuant to the Exchange Offer.  The term “Consummation” will have a corresponding meaning.

controlling person: As defined in Section 8(a) hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Exchange Date:  As defined in Section 3(b) hereto.

Exchange Offer:  The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Initial Securities the opportunity to exchange all such outstanding Initial Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Initial Securities validly tendered (and not withdrawn) in such exchange offer by such Holders.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Offer Registration Statement Suspension Period:  As defined in Section 3(c) hereto.

Exchange Securities:  The 7 3/8% Senior Notes due 2022, of the same series under the Indenture as the Initial Securities containing terms identical to the Initial Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement), to be issued to Holders in exchange for Initial Securities pursuant to this Agreement.

FINRA:  Financial Industry Regulatory Authority, Inc.

Freely Tradable: With respect to a Security, a Security that at any time of determination (i) may be sold to the public in accordance with Rule 144 by a person that is not an Affiliate of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (ii) does not bear any restrictive legends or restricted CUSIP relating to the Securities Act.

Guarantors: As defined in the preamble hereto and shall also include any Guarantor’s successors that guarantee the Initial Securities and any Additional Guarantors.

Holder:  As defined in Section 2(b) hereof.

Indemnified Holder:  As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of April 27, 2012, by and among the Company, the Guarantors and the Trustee, as supplemented by the Supplemental Indenture thereto, dated as of April 27, 2012, pursuant to which the Securities are to be issued, as such Indenture is or has been amended or supplemented with respect to the Securities from time to time in accordance with the terms thereof.

Initial Placement:  The issuance and sale by the Company of the Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers:  As defined in the preamble hereto.

Initial Securities:  The Securities; provided that the Securities shall cease to be Initial Securities on the earliest to occur of (i) the date on which a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement; (ii) the date on which such Securities cease to be outstanding; (iii) if a Shelf Registration Statement is required to be filed in accordance with Section 4 hereof, one year from the effective date of such Shelf Registration Statement; and (iv) the date upon which such Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).  For the purposes of Sections 4 and 5 only, Initial Securities will not include any Security sold pursuant to Rule 144 in a transaction that causes it to become Freely Tradeable.

Interest Payment Date:  As defined in the Indenture and the Securities.

Person:  An individual, partnership, limited liability company, corporation, trust or unincorporated organization or other legal entity, or a government or agency or political subdivision thereof.

Prospectus:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registrar:  The office or agency where Securities may be presented for registration of transfer or for exchange; the term “Registrar” includes any co-registrar. Initially, the Trustee will act as the Registrar.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any registration statement filed under the Securities Act of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Initial Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Rule 144: Rule 144 under the Securities Act.

Securities:  As defined in the preamble hereto.

Securities Act:  The Securities Act of 1933, as amended.

Shelf Filing Deadline:  As defined in Section 4(a) hereof.

Shelf Registration Statement:  As defined in Section 4(a) hereof.

Trust Indenture Act:  The Trust Indenture Act of 1939, as amended.

Trustee:  Wells Fargo Bank, National Association, as trustee with respect to the Securities under the Indenture.

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.                Securities Subject to this Agreement.

(a)                                  Initial Securities.  The securities entitled to the benefits of this Agreement are the Initial Securities.

(b)                                 Holders of Initial Securities.  A Person is deemed to be a holder of Initial Securities (each, a “Holder”) whenever such Person owns Initial Securities.

SECTION 3.                Registered Exchange Offer.

(a)                                  Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (assuming the procedures set forth in Section 6(a) hereof will be complied with, as applicable), or there are no Initial Securities outstanding, each of the Company and the Guarantors shall (i) use its commercially reasonable efforts to cause to be filed with the Commission, a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer, if required pursuant to this Section 3(a), shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Initial Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b)                                 If an Exchange Offer Registration Statement is required to be filed and declared effective pursuant to Section 3(a) above, the Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders.  The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.  The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated no later than 365 days following the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day) (such 365th day herein referred to as the “Exchange Date”).

(c)                                  The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Initial Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission.

Each of the Company and the Guarantors shall use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, provided that after the expiration of the period referred to in the first sentence of Section 3(b) hereof, the Company may for a period (the “Exchange Offer Registration Statement Suspension Period”) of up to 60 days in any three-month period, not to exceed 90 days in any calendar year, determine that the Exchange Offer Registration Statement is not usable under circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the prospectus that is part of the Exchange Offer Registration Statement.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4.                Shelf Registration.

(a)                                  Shelf Registration.  If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer solely because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) for any reason the Exchange Offer is not Consummated by the Exchange Date (unless an Exchange Offer Registration Statement has been filed within 270 days of the Closing Date and has not yet been declared effective by the Commission, other than as a result of the fault of the Company or any Guarantor, and as a result of Commission review of data or information included or incorporated by reference in such Registration Statement that would also be included or incorporated in a Shelf Registration Statement, the Company and the Guarantors reasonably believe that a Shelf Registration Statement would not become effective prior to consummation of the Exchange Offer), or (iii) prior to the Exchange Date:  (A) with respect to any Holder of Initial Securities that is not an Affiliate of the Company or the Guarantors such Holder notifies the Company that (a) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (b) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (c) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its Affiliates or (B) in the case of any Initial Purchaser, such Initial Purchaser notifies the Company it will not receive Freely Tradable Exchange Securities in exchange for Initial Securities constituting any portion of such Initial Purchaser’s unsold allotment, the Company and the Guarantors shall:

(x)                                   cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to 30th day after the date such obligation arises but no earlier than the 365th day after the Closing Date (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Initial Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y)                                 use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day).

Each of the Company and the Guarantors shall keep any such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of such Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (x) one year from the date on which the Shelf Registration Statement is declared effective by the Commission and (y) such shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement; provided that the Company may for a period of up to 60 days in any three-month period, not to exceed 90 days in any calendar year determine that the Shelf Registration Statement is not usable under certain circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the prospectus that is part of the Shelf Registration Statement (a “Blackout Period”).

(b)                                 Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Initial Securities may include any of its Initial Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.                                Additional Interest.  If (i) by the Exchange Date the Exchange Offer has not been Consummated, (ii) by the requisite time after the Shelf Filing Deadline any Shelf Registration Statement, if required hereby, has not been declared effective (or does not automatically become effective) by the Commission or (iii) any Registration Statement required by this Agreement has been declared effective (or automatically becomes effective) but ceases to be effective at any time at which it is required to be effective under this Agreement for more than 30 calendar days, excluding any Blackout Period or Exchange Offer Registration Statement Suspension Period (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Initial Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum for each subsequent 90-day period, in each case for the period of occurrence of the Registration Default (such increase,

“Additional Interest”), but in no event shall such increase exceed 1.00% per annum.  At the earlier of (A) the cure of all Registration Defaults relating to the particular Initial Securities (or, in the case of a failure to Consummate the Exchange Offer by the Exchange Date, when the Exchange Offer is Consummated) or (B) the second anniversary of the Closing Date (plus additional time equal to any period when Additional Interest is not paid during any Blackout Period, Exchange Offer Registration Statement Suspension Period, or 30-day period referred to in clause (iii) above), Additional Interest will cease to accrue and the interest rate on the Initial Securities will revert to the original rate; provided, however, that, if after any reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Initial Securities shall again be increased pursuant to the foregoing provisions. In no event will Additional Interest accrue under more than one of the foregoing clauses (i), (ii) and (iii) at any one time.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Initial Security at the time such security ceases to be a Initial Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.                Registration Procedures.

(a)                                  Exchange Offer Registration Statement.  In connection with the Exchange Offer, if required pursuant to Section 3(a) hereof, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Initial Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i)                  If in the reasonable opinion of counsel to the Company and the Guarantors there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities.  Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy.  Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii)               As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Initial Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the

Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business.  In addition, all such Holders of Initial Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer.  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b)                                 Shelf Registration Statement.  If required pursuant to Section 4, in connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Initial Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as expeditiously as possible, when required, prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Initial Securities in accordance with the intended method or methods of distribution thereof.

(c)                                  General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Initial Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall:

(i)                                     use commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Initial Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such

Registration Statement (or file with the Commission a document to be incorporated by reference into the Registration Statement), in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter, subject to the provisions applicable to the Exchange Offer Registration Statement Suspension Periods and Blackout Periods and the last paragraph hereof;

(ii)               prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Initial Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner; and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)            in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Initial Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Initial Securities under state securities or blue sky laws, each of the Company and the

Guarantors shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)           in the case of a Shelf Registration Statement, furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement if so requested by such Holder, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Initial Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period); provided, that this clause (iv) shall not apply to any filing by the Company of any annual report on Form 10-K, quarterly report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Initial Securities, the Securities and the Exchange Securities and the offering or exchange therefor.  The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) in the case of a Shelf Registration Statement,              make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof (and each such person shall agree that it will keep such information confidential and not disclose any such records, documents, properties or information unless (A) the disclosure of such records, documents, properties or information is, in the opinion of counsel to such person, necessary to avoid or correct a misstatement or omission in such Registration Statement, (B) the release of such records, documents, properties or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) the records, documents, properties or information in such records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such person or (D) disclosure of such records, documents, properties or information is, in the opinion of counsel for any such person, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving such person and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder) and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any, if in connection with the Underwritten Offering of Initial Securities of an aggregate principal amount of $100,000,000 or greater;

(vi) in connection with an Underwritten Offering, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Initial Securities, information with respect to the principal amount of Initial Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Initial Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment, subject to the provisions applicable to the Exchange Offer Registration Statement Suspension Periods and Blackout Periods and the last paragraph hereof;

(vii)                                cause the Initial Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(viii)                 in the case of a Shelf Registration Statement, furnish to each Initial Purchaser, each selling Holder if requested and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, but without documents incorporated by reference therein or exhibits thereto, unless requested;

(ix)                         in the case of a Shelf Registration Statement, deliver to each selling Holder if requested and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Initial Securities covered by the Prospectus or any amendment or supplement thereto;

(x)                            in the case of a Shelf Registration Statement, enter into such customary agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Initial Securities, as may be appropriate in the circumstances), and make such representations and warranties, and take all such other actions in connection therewith as is customary in offerings of debt securities similar to the Initial Securities in order to expedite or facilitate the disposition of the Initial Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Initial Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement in connection with any offering pursuant to a Shelf Registration Statement; and, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

(A)                              furnish to each Initial Purchaser, each selling Holder if requested and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

(1)                                  a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(e) of the Purchase Agreement (to the extent applicable) and such other matters as such parties may reasonably request;

(2)                                  an opinion, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors, covering the matters set forth in Section 5(c) of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Shelf Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data or oil and gas reserve and production data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

(3)                                  a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement, without exception, provided that to be an addressee of the comfort letter, if requested by the applicable accountant, each Initial Purchaser, underwriter and selling Holder may be required to confirm that it is in the category of person to whom a comfort letter may be delivered in accordance with applicable accounting literature;

(B)                                set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)                                deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(x), if any.

If at any time the representations and warranties of the Company and the Guarantors contemplated in Section 6(c)(x)(A)(1) hereof cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi)                                     in the case of a Shelf Registration Statement, prior to any public offering of Initial Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Initial Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Initial Securities covered by the Shelf Registration Statement; provided, however, that none of the Company or the Guarantors shall be required to register or qualify as a foreign entity where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;

(xii)                                  shall issue, upon the request of any Holder of Initial Securities covered by the Exchange Offer Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities tendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities, in certificated form, to be registered in the name of such Holder, or in the name of the purchaser(s) of such Exchange Securities, or Cede & Co., as nominee for the Depositary (as defined in the Purchase Agreement) or such other nominee, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiii)                               in connection with an Underwritten Offering, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Initial Securities to be sold and not bearing any restrictive legends; and enable such Initial Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Initial Securities made by such Holders or underwriter(s);

(xiv)                              in connection with a Shelf Registration Statement, use commercially reasonable efforts to cause the Initial Securities covered by the Registration Statement to be registered with or approved by such other domestic governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to Consummate the disposition of such Initial Securities, subject to the proviso contained in Section 6(c)(xi) hereof;

(xv)                                 if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Initial Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, subject to the provisions applicable to the Exchange Offer Registration Statement Suspension Periods and Blackout Periods and the last paragraph hereof;

(xvi)                              provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xvii)   cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” (as that term is defined within the rules and regulations of FINRA)) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xviii)                                                otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Initial Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xix)                                                  cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx)                                                           so long as an Exchange Offer has not been Consummated and any Initial Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart, to the Initial Purchasers no later than five Business Days following the execution thereof.

(xxi)                                                        in the case of a Shelf Registration Statement, cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Securities or the managing underwriter(s), if any.

Each Holder agrees by acquisition of a Initial Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Initial Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Initial Securities that was current at the time of receipt of such notice.  In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

SECTION 7.                Registration Expenses.

(a)                                  All expenses incident to the Company’s and the Guarantor’s performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Initial Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance); provided that all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of a Holder’s Initial Securities pursuant to a Shelf Registration Statement shall be the responsibility of each Holder.

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b)                                 In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Initial Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Andrews Kurth

LLP or such other counsel as may be chosen by the Holders of a majority in aggregate principal amount of the Initial Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.                Indemnification.

(a)                                  The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or any free writing prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.  This indemnity shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement.  Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder).  The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders and must be reasonably satisfactory to the Company.  The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors.  The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(b)                                 Each Holder of Initial Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement.  In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Initial Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c)                                  If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement (including, in the case of Holders, the benefit of the offering of the Initial Securities and the Exchange Securities or receiving Exchange Securities registered under the Securities Act), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Initial Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total price at which the Initial Securities or Exchange Securities sold by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9.                Rule 144A.  Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Initial Securities remain outstanding, if the Company is no longer required to file reports under the Exchange Act, to make available upon request to any Holder or beneficial owner of Initial Securities in connection with any sale thereof and any prospective purchaser of such Initial Securities from such Holder or beneficial owner, the information required by

Rule 144A(d)(4) under the Securities Act in order to permit resales of such Initial Securities pursuant to Rule 144A under the Securities Act.

SECTION 10.   Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Initial Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.   Selection of Underwriters.  The Holders of Initial Securities covered by the Shelf Registration Statement who desire to do so may sell such Initial Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Initial Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12.   Miscellaneous.

(a)                                  Remedies.  Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c)                                  Adjustments Affecting the Securities.  The Company will not take any action, or permit any change to occur, with respect to the Initial Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)                                 Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Initial Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Initial Securities (excluding any Initial Securities held by the Company or its Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer or registered on a Shelf Registration Statement and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer or registered on a Shelf Registration Statement may be given by the Holders of a majority of the outstanding principal amount of Initial Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile or air courier guaranteeing overnight delivery:

(i)                  if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)               if to the Company:

Laredo Petroleum, Inc.
15 W. Sixth Street
Tulsa, Oklahoma 74119
Facsimile: (918) 513-4571
Attention: W. Mark Womble

With a copy to:

Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana St.  44th Floor
Houston, Texas 77002
Facsimile: (713) 236-0822
Attention: Christine B. LaFollette

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if faxed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)                                    Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Initial Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Initial Securities from such Holder.

(g)                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j)                                     Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)                                  Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Initial Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Laredo Petroleum, Inc.

By:	/s/ W. Mark Womble
	Name:	W. Mark Womble
	Title:	Sr. Vice President

Laredo Petroleum Holdings, Inc.

By:	/s/ W. Mark Womble
	Name:	W. Mark Womble
	Title:	Sr. Vice President

Laredo Gas Services, LLC

By:	/s/ W. Mark Womble
	Name:	W. Mark Womble
	Title:	Sr. Vice President

Laredo Petroleum Texas, LLC

By:	/s/ W. Mark Womble
	Name:	W. Mark Womble
	Title:	Sr. Vice President

Laredo Petroleum—Dallas, Inc.

By:	/s/ W. Mark Womble
	Name:	W. Mark Womble
	Title:	Sr. Vice President

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

GOLDMAN, SACHS & CO.

BMO CAPITAL MARKETS CORP.

BB&T CAPITAL MARKETS, A DIVISION OF SCOTT & STRINGFELLOW, LLC

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

BOSC, INC.

CAPITAL ONE SOUTHCOAST, INC.

COMERICA SECURITIES, INC.

HOWARD WEIL INCORPORATED

LLOYDS SECURITIES INC.

MITSUBISHI UFJ SECURITIES (USA), INC.

SCOTIA CAPITAL (USA) INC.

SG AMERICAS SECURITIES, LLC

TUDOR, PICKERING, HOLT & CO. SECURITIES, INC.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
Acting on behalf of itself and as Representative of the several Initial Purchasers

By:	/s/ John Pantalena
John Pantalena
Director

ANNEX A

COUNTERPART TO REGISTRATION RIGHTS AGREEMENT

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated April 27, 2012 by and among Laredo Petroleum, Inc., a Delaware corporation, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                                   , 201    .

[GUARANTOR]

By:

Name:

Title:

2